Exhibit 99


              First Oak Brook Bancshares, Inc. Announces
              Third Quarter Earnings Per Share Rose 12%

    OAK BROOK, Ill.--(BUSINESS WIRE)--Oct. 21, 2003--

                      2003 Third Quarter Earnings
                              (Unaudited)

    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced third quarter earnings increased to $4.636 million, up from $4.117 million for the third quarter of 2002. Diluted earnings per share rose 12% to $.47 for the third quarter of 2003, compared to diluted earnings per share of $.42 for the third quarter of 2002.
    Earnings for the third quarter 2003 resulted in an annualized return on average shareholders' equity (ROE) of 15.76% in 2003 compared to 15.43% in 2002 and an annualized return on average assets
(ROA) of 1.11% in 2003 compared to 1.06% in 2002.
    Net interest income was $13.1 million for the third quarter of 2003 as compared to $12.2 million in 2002. The increased net interest income resulted from a 5% increase in average earning assets complemented by a 5 basis point increase in the net interest margin to 3.39%. Average investment securities increased $157.5 million, while average loans decreased $69.4 million primarily as a result of commercial real estate and construction loan payoffs. Although the Company anticipated margin compression, the margin increased as a result of loan prepayment fees ($260,000) and discount accretion on security calls ($176,000).
    The provision for loan losses decreased to $350,000 for the third quarter of 2003 compared to $2,200,000 for the third quarter of 2002.
    Other income, excluding investment securities losses, rose 6%, primarily as a result of the following:

    --  Bank owned life insurance (BOLI) - up $216,000.

    --  Investment management and trusts - up $126,000, or 31%.

    -- Gains on mortgages sold, net of commissions - up $104,000, or 50%.

    -- Other income - up $154,000, or 36%, primarily due to an increase of $115,000 from the sale of covered call options.

    --  Merchant credit card processing - down $73,000, or 6%.

    -- Service charges on deposit accounts - down $268,000, or 14%, primarily due to the loss of one significant customer whose contract expired June 30, 2003.

    Other expenses rose 26% in the third quarter 2003 primarily as a result of the following:

    -- Salaries and employee benefits - up $2,085,000 due to higher compensation costs, an increase in full time equivalents (primarily lenders and personnel to staff new branches), and increased costs of employee benefits. In addition, in 2002, the Company recorded a reduction of $1,175,000 in performance-related compensation.

    -- Occupancy and equipment - up $185,000 due to the opening of the Graue Mill branch in May 2003 and Bank expansion into previously leased space at the Company's Oak Brook headquarters.

    --  Professional fees decreased $423,000.

    -- Provision for other real estate owned increased $232,000. (See Asset Quality.)

    Nine Month Earnings

    (Unaudited)

    Net income for the first nine months of 2003 was $13.766 million compared to $5.751 million in 2002. Diluted earnings per share were $1.40 in 2003 compared to $.59 in 2002.
    Net interest income increased 9% for the first nine months of 2003 as compared to 2002. This improvement was due to a 10% increase in average earning assets (including a 50% growth in average securities) offset by a 3 basis point decrease in the net interest margin. Margin compression resulted from the low interest rate environment, partially offset by loan fees primarily related to prepayments and discount accretion on investment security calls.
    Other income, excluding securities gains, increased 14% primarily as a result of the following:

    --  Bank owned life insurance - up $609,000.

    -- Gains on mortgages sold, net of commissions - up $471,000, or 98%.

    --  Investment Management and Trusts - up $330,000, or 27%.

    -- Other income - up $346,000, or 22%, primarily due to an increase of $796,000 from the sale of covered call options partially offset by a decrease of $450,000 in income earned from the revenue sharing agreement that expired in June 2002.

    --  Service charges on deposit accounts - down $72,000, or 1%.

    Other expenses rose 18% in the first nine months of 2003 as a result of the following:

    -- Salaries and employee benefits - up $3,373,000 due to higher compensation costs, an increase in full time equivalents, and increased costs of employee benefits. In addition, in 2002, the Company recorded a reduction of $1,175,000 in performance-related compensation.

    --  Provision for other real estate owned - up $1,203,000. (See
        Asset Quality.)

    -- Occupancy and equipment - up $420,000 due to the opening of the Countryside branch in January 2003, the Graue Mill branch in May 2003, and Bank expansion into previously leased space at the Company's Oak Brook headquarters.

    -- Advertising and business development - up $163,000 due to promotions for new products and the opening of new branches.

    -- Data processing fees - up $117,000 due to increased contract and service costs.

    --  Professional fees - down $504,000.

    Record Assets and Solid Equity at September 30, 2003

    Total assets reached a record high of $1.689 billion at September 30, 2003, up 6% from $1.597 billion at December 31, 2002.
    Shareholders' equity was $117.6 million at September 30, 2003, up 5%, from $111.9 million at December 31, 2002. Book value per share increased to $11.88, up 4%, from $11.44 at December 31, 2002.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and helps lessen FDIC insurance assessments.
    The Board of Directors approved the extension of the Stock Repurchase Plan through January 2005. The Company has approximately 149,000 shares remaining in the Stock Repurchase Program and repurchases will be made in the open market or through negotiated transactions from time to time depending on market conditions. The repurchased stock is held as treasury stock and used for general corporate purposes.

    Asset Quality

    (Unaudited)

    Nonperforming loans were $589,000 at September 30, 2003, a decrease from $1,444,000 at December 31, 2002.
    Net charge-offs for the first nine months of 2003 totaled $496,000 compared to $13.6 million in 2002. Gross charge-offs in 2003 of $1.2 million related primarily to $815,000 charged off on the sale into the secondary market of $9.8 million of exposure ($8.5 million of outstanding balances) on two performing nationally syndicated credits. The Bank retained $2.5 million of exposure ($1.9 million of outstanding balances) on one of these credits. The Company's remaining portfolio of nationally syndicated loans is fully performing as required contractually. With the exception of those two credits, substantially all charge-offs relate to the Company's indirect vehicle portfolio. Gross charge-offs in 2002 related primarily to the property currently recorded in other real estate owned. Gross recoveries were $674,000 of which $492,000 related to a hotel loan and the remainder were primarily from indirect vehicle loans.
    As of September 30, 2003, the Company's allowance for losses rose to $8.2 million, or .94% of loans outstanding, compared to $7.4 million, or .81% of loans outstanding at December 31, 2002.
    At September 30, 2003, nonperforming assets totaled $17.7 million. Nonperforming assets include Other Real Estate Owned ($16.955 million), nonperforming loans ($589,000), and repossessed vehicles held for sale ($165,000).
    Other Real Estate Owned consists of a 24 unit luxury condominium project in Chicago. The property is substantially complete with sales contracts on four units. Escrow deposits have been received on three of the units with the fourth pending attorney approval. The property is recorded at its estimated net realizable value of $16.955 million with an additional $4.4 million of costs budgeted to finish the project.

    Branch Network

    The Company's banking subsidiary is Oak Brook Bank. On October 14, the Bank opened its 17th office at Route 38 and Randall Road in St. Charles, Illinois, near the new Kane County Courthouse. The Bank has opened three new branches in 2003.
    The Bank currently operates seventeen banking offices, fifteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.

    Shareholder Information

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remained on the Russell 2000(R) Index effective July 1, 2003 for a term of one year.
    Twenty-one firms make a market in the Company's Common stock. The following four firms also provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; and FTN Financial Securities Corp.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    A condensed balance sheet, income statement and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to loan fraud and the condominium project discussed above, including, without limitation, construction costs, delays and the strength of the Chicago luxury condominium market; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                              September 30, December 31, September 30,
                                  2003         2002          2002
                              ----------------------------------------
                                      (Dollars in thousands)
Assets
   Cash and due from banks      $   67,625   $   61,505    $   57,494
   Federal funds sold and
    interest-bearing deposits
    with banks                      25,009       55,005        49,003
   Investment securities           638,475      507,485       486,355
   Loans:
        Commercial loans           121,222      135,966       145,615
        Construction loans          39,131       60,805        84,968
        Commercial mortgage
         loans                     225,926      245,099       237,644
        Residential mortgage
         loans                      91,321      100,840       101,796
        Home equity loans          138,045      123,531       120,668
        Indirect vehicle loans     253,791      236,109       242,307
        Other consumer loans         8,088        9,731        11,843
                               -----------  -----------   ------------
   Total loans, net of
    unearned income                877,524      912,081       944,841
   Allowance for loan losses        (8,205)      (7,351)       (6,916)
                               -----------  -----------   ------------
   Net loans                       869,319      904,730       937,925
   Other Real Estate Owned,
    net of valuation reserve        16,955        7,944             -
   Bank owned life insurance        20,791       15,184        11,400
   Other assets                     51,261       45,643        47,160
                               -----------  -----------   ------------
Total assets                    $1,689,435   $1,597,496    $1,589,337
                               ===========  ===========   ============

Liabilities
   Noninterest-bearing demand
    deposits                    $  264,290   $  247,806    $  246,544
   Interest-bearing deposits     1,101,677    1,016,925     1,024,746
                               -----------  -----------   ------------
   Total deposits                1,365,967    1,264,731     1,271,290
   Short-term borrowings            73,734       84,637        92,310
   FHLB borrowings                 101,000      102,000        87,000
   Trust Preferred Capital
    Securities                      18,000       18,000        18,000
   Other liabilities                13,178       16,186        12,720
                               -----------  -----------   ------------
Total liabilities                1,571,879    1,485,554     1,481,320
Shareholders' equity               117,556      111,942       108,017
                               -----------  -----------   ------------
Total liabilities and
 shareholders' equity           $1,689,435   $1,597,496    $1,589,337
                               ===========  ===========   ============


FIRST OAK BROOK BANCSHARES INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                   Three months ended         Nine months ended
                      September 30,     %        September 30,    %
(In Thousands        2003      2002   Change    2003      2002  Change
 Except Per       -------------------------- -------------------------
 Share Data)

 Interest income:
   Loans           $12,172   $14,791   (18)   $39,012   $44,503   (12)
   Investment
    securities       7,341     6,243    18     20,587    16,280    26
   Other               122       268   (54)       399       859   (54)
                   -------   -------          -------   -------
 Total interest
  income            19,635    21,302    (8)    59,998    61,642    (3)
 Interest
  expense:
   Deposits          4,845     7,085   (32)    16,246    20,668   (21)
   Short term
    borrowings         160       353   (55)       673     1,278   (47)
   FHLB
    borrowings       1,277     1,383    (8)     3,849     4,025    (4)
   Trust
    Preferred
    Capital
    Securities         300       326    (8)       916       657    39
                   -------   -------          -------   -------
 Total interest
  expense            6,582     9,147   (28)    21,684    26,628   (19)
                   -------   -------          -------   -------
   Net interest
    income          13,053    12,155     7     38,314    35,014     9
 Provision for
  loan losses          350     2,200   (84)     1,350    13,550   (90)
                   -------   -------          -------   -------
   Net interest
    income after
    provision
    for loan
    losses          12,703     9,955    28     36,964    21,464    72
 Other income:
   Service
    charges on
    deposit
    accounts         1,630     1,898   (14)     5,419     5,491    (1)
   Investment
    management
    and trust fees     532       406    31      1,551     1,221    27
   Merchant
    credit card
    processing
    fees             1,189     1,262    (6)     3,589     3,572     -
   Gains on
    mortgages
    sold, net of
    commissions        311       207    50        954       483    98
   Income from
    bank owned
    life
    insurance          216         -    (a)       609         -    (a)
   Other
    operating
    income             583       429    36      1,939     1,593    22
   Investment
    securities
    (losses)
    gains, net         (39)       (4)   (a)       217       311    (a)
                   -------   -------          -------   -------
 Total other
  income             4,422     4,198     5     14,278    12,671    13
 Other expenses:
   Salaries and
    employee
    benefits         6,046     3,961    53     17,671    14,298    24
   Occupancy
    and
    equipment        1,221     1,036    18      3,461     3,041    14
   Data
    processing         484       442    10      1,364     1,247     9
   Professional
    fees               281       704   (60)       967     1,471   (34)
   Advertising
    and business
    development        478       406    18      1,422     1,259    13
   Merchant
    credit card
    interchange
    expense            946       949     -      2,787     2,748     1
   Provision
    for other
    real estate
    owned              232         -    (a)     1,203         -    (a)
   Other
    operating
    expense            846       876    (3)     2,282     2,287     -
                   -------   -------          -------   -------
 Total other
  expenses          10,534     8,374    26     31,157    26,351    18
                   -------   -------          -------   -------
   Income
    before
    income
    taxes            6,591     5,779    14     20,085     7,784    (a)
   Income tax
    expense          1,955     1,662    18      6,319     2,033    (a)
                   -------   -------          -------   -------
 Net income        $ 4,636   $ 4,117    13    $13,766   $ 5,751    (a)
                   =======   =======          =======   =======

 Diluted earnings
  per share (1)    $   .47   $   .42    12    $  1.40   $   .59    (a)
                   =======   =======          =======   =======


(a) Percentage change information not meaningful.

(1) Earnings per share have been restated to reflect the three-for-two stock split distributed in August 2003.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                   Three months ended         Nine months ended
                      September 30,     %        September 30,    %
(In Thousands        2003      2002   Change    2003      2002  Change
 Except Per        -------------------------  ------------------------
 Share Data)

AVERAGE BALANCES:
   Loans, net of
    unearned
    income        $869,262  $938,630    (7)  $888,187  $925,753    (4)
   Investment
    securities    628,569    471,074    33    583,014   389,237    50
   Earning
    assets       1,547,266 1,471,582     5  1,518,506 1,381,750    10
   Total assets  1,660,614 1,537,756     8  1,624,858 1,454,131    12
   Demand
    deposits       273,619   216,258    27    246,176   210,791    17
   Total
    deposits     1,331,117 1,222,679     9  1,289,190 1,142,985    13
   Shareholders'
    equity         116,710   105,823    10    116,770   103,159    13

COMMON STOCK
 DATA (1)
   Earnings per
    share:
     Basic        $    .48  $    .43    12   $   1.43  $    .61    (a)
     Diluted           .47       .42    12       1.40       .59    (a)
   Weighted
    average shares
    outstanding:
     Basic       9,636,235 9,508,242     1  9,596,319 9,501,792     1
     Diluted     9,893,906 9,770,192     1  9,837,860 9,763,658     1
   Cash
    dividends
    paid per
    share         $   .107  $   .095    13   $   .308  $   .255    21
   Market price
    at period end $  24.78  $  19.82    25
   Book value per
    share         $  11.88  $  11.07     7
   Price to book
    ratio             2.09x     1.79x   17
   Price to
    earnings
    ratio (2)        13.11x    20.09x  (35)
   Period end
    shares
    outstanding  9,616,234 9,489,270     1

FINANCIAL RATIOS
   Return on
    average
    assets (3)        1.11%     1.06%    5       1.13%      .53%   (a)
   Return on
    average
    shareholders'
    equity (3)       15.76%    15.43%    2      15.76%     7.45%   (a)
   Overhead
    ratio (3)         1.57%     1.13%   39       1.49%     1.32%   13
   Efficiency
    ratio (3)        60.28%    51.21%   18      59.24%    55.26%    7
   Net interest
    margin on
    average
    earning
    assets (3),(4)    3.39%     3.34%    1       3.42%     3.45%   (1)
   Net interest
    spread (3),(4)    3.00%     2.80%    7       3.00%     2.88%    4
   Dividend
    payout ratio     29.12%    21.91%   33      24.63%    44.55%  (45)

(a) Percentage change information not meaningful.

(1) Common stock data has been restated to reflect the three-for-two stock split distributed in August 2003.

(2) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.89 per share in 2003 and $.99 per share in 2002.

(3) Annualized ratio.

(4) On a fully tax equivalent basis. Average yield on tax exempt loans and investment securities include the effects of tax equivalent adjustments using a tax rate of 35%.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                              September 30, December 31, September 30,
(Dollars in Thousands)             2003         2002          2002
                               ---------------------------------------
CAPITAL RATIOS
                   (minimum
                   for "well
                 capitalized")
Company
 Consolidated:
  Tier 1 capital
   ratio                 6%         12.32%       11.06%        10.58%
  Total risk-based
   capital ratio        10%         13.08%       11.73%        11.20%
  Capital leverage
   ratio                 5%          8.00%        7.74%         7.57%

Oak Brook Bank:
  Tier 1 capital
   ratio                 6%         11.49%       10.49%        10.11%
  Total risk-based
   capital ratio        10%         12.25%       11.16%        10.73%
  Capital leverage
   ratio                 5%          7.44%        7.33%         7.22%

ASSET QUALITY RATIOS
Nonperforming
 loans                            $   589     $  1,444      $  5,624
Nonperforming
 assets (includes
 nonperforming
 loans)                            17,709        9,605         6,060
Nonperforming loans
 to total loans                       .07%         .16%          .60%
Nonperforming assets
 to total assets                     1.05%         .60%          .38%
Net charge-offs to
 average loans (1)                    .07%        1.54%         1.97%
Allowance for loan losses
 to total loans                       .94%         .81%          .73%
Allowance for loan losses
 to nonperforming loans             13.93x        5.09x         1.23x

ROLLFORWARD OF ALLOWANCE
 FOR LOAN LOSSES

Balance at beginning of
 period January 1                 $ 7,351                   $  6,982
Charge-offs during the
 period:
  Construction, land
   acquisition and
   development loans                    -                    (13,392)
  Commercial loans                   (815)                         -
  Indirect vehicle loans             (342)                      (379)
  Consumer loans                      (13)                       (13)
                                   -------                   --------
    Total charge-offs              (1,170)                   (13,784)
Recoveries during the
 period:
  Construction, land
   acquisition and
   development loans                  492                          -
  Commercial loans                      1                         39
  Indirect vehicle loans              169                        114
  Consumer loans                       12                         15
                                   -------                   --------
    Total recoveries                  674                        168
                                   -------                   --------
Net charge-offs during
 the period                          (496)                  (13,616)
Provision for loan losses           1,350                     13,550
                                   -------                   --------

Allowance for loan losses
 at September 30                  $ 8,205                   $  6,916
                                   =======                   ========

(1) Annualized ratio.



FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                     2003                           2002
           -----------------------    --------------------------------
             Third  Second   First     Fourth   Third  Second   First
            Quarter Quarter Quarter    Quarter Quarter Quarter Quarter
                              (Dollars in thousands)

Interest
 income    $19,635 $20,079 $20,284    $20,925 $21,302 $20,504 $19,836
Interest
 expense     6,582   7,295   7,807      8,491   9,147   8,645   8,836
           ------- ------- -------    ------- ------- ------- --------

Net
 interest
 income    $13,053 $12,784 $12,477    $12,434 $12,155 $11,859 $11,000
Provision
 for loan
 losses        350     250     750      1,100   2,200  10,850     500
Other
 income      4,422   5,133   4,723      4,779   4,198   4,475   3,998
Other
 expense    10,534  10,901   9,722      9,390   8,374   9,254   8,723
           ------- ------- -------    ------- ------- ------- --------

Income
 (loss)
 before
 income
 taxes     $ 6,591 $ 6,766 $ 6,728    $ 6,723 $ 5,779 $(3,770)$ 5,775
Income tax
 expense
 (benefit)   1,955   2,182   2,182      1,973   1,662  (1,441)  1,812
           ------- ------- -------    ------- ------- ------- --------

Net income
 (loss)    $ 4,636 $ 4,584 $ 4,546    $ 4,750 $ 4,117 $(2,329)$ 3,963
           ======= ======= =======    ======= ======= ======= ========

Diluted
 earnings
 (loss)
 per share $   .47 $   .47 $   .46    $   .49 $   .42 $  (.25)$   .41
           ======= ======= =======    ======= ======= ======= ========


    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com